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                                                                    EXHIBIT 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated August 5, 2004 and December 22, 2004 accompanying the consolidated financial statements of Red Simpson, Inc. and subsidiaries contained in the Pike Holdings, Inc. Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Pike Holdings Inc. Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

                                           /s/ Grant Thornton LLP


Houston, Texas
June 3, 2005